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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): July 6, 1998


                          MERCER INTERNATIONAL INC.
            (Exact Name of Registrant as Specified in Its Charter)


                                  Washington
                           (State of Incorporation)


                 0-9409                                 91-6087550
        (Commission File Number)          (I.R.S. Employer Identification No.)


                  Burglistrasse 6, Zurich, Switzerland, 8002
         (Address of Principal Executive Offices, including Zip Code)


                               41 (1) 201 7710
             (Registrant's Telephone Number, including Area Code)


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ITEM 5.  OTHER EVENTS.

On July 6, 1998, Mercer International Inc.'s (the "Company") indirect wholly-owned subsidiary Zellstoff- und Papierfabrik Rosenthal GmbH & Co. KG (the "Borrower") entered into a 15 year term loan agreement (the "Loan Agreement") with two merging German banks (the "Lenders"), in the aggregate amount of Deutsche Marks ("DM") 508.0 million (the "Loan Facility"), the proceeds of which will be utilized to fund the cost of converting the Company's existing pulp mill at Blankenstein, Thuringia, Germany from the production of sulphite pulp to kraft pulp and increase the annual production capacity of the mill from approximately 160,000 tonnes to 280,000 tonnes (the "Project").

The Loan Facility of DM 508.0 million provides for a main facility of DM 453.0 million for costs and expenses associated with the Project (the "General Tranche"), a working capital facility (the "Working Capital Tranche") of DM
28.0 million (which can also be utilized by the Borrower for Project costs) and a cost overrun facility (the "Cost Overrun Tranche") of DM 27.0 million. The German federal and Thuringia state governments have provided guarantees (the "Governmental Guarantees") to the Lenders for 80% of the Loan Facility and the same is also secured by liens upon substantially all of the assets of the Borrower. In addition to the Governmental Guarantees, the state government of Thuringia has agreed to provide governmental grants of DM 144.0 million in respect of the Project. These grants are non-repayable provided that the Borrower maintains certain employment levels for a period of five years after the completion of the Project. In addition, the German federal government has agreed to provide non-repayable investment subsidies and grants totaling DM 37.0 million in respect of the Project.

As provided for in the Loan Facility, an aggregate of DM 290.0 million will be drawn by the Borrower pursuant to special credit programs (the "Special Credits") established by certain German public banks for projects which enhance environmental performance. The amounts to be drawn as Special Credits are part of the overall Loan Facility and repayment structure. The rates of interest for the Special Credits will be fixed for the first 10 years at an annual amount equal to the lenders costs of such funds of approximately 4.58% and 5.23% respectively. The rate of interest will be adjusted and reset after 10 years for the balance of the term. These Special Credits permit qualifying borrowers to borrow money at favorable rates of interest.

The rate of interest for the Loan Facility (other than for amounts drawn as Special Credits) will be an amount equal to the three or six month LIBOR rates for DM plus a margin of between 60 and 75 basis points. In connection with the Loan Facility, the Borrower will pay to the Lenders a 1% up front commitment/loan fee, a quarterly standby fee of 0.375% on the undrawn portions of the Loan Facility less the amount of Special Credits and certain annual administration fees during the term of the Loan Facility.

The Loan Facility is available for drawdown by the Borrower until the earlier of the completion of the Project or February 28, 2001. Repayment of the General Tranche and the Cost Overrun Tranche


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(if utilized) commences on March 31, 2001 with semi-annual payments on each of
March 31 and September 30 thereafter until final maturity on September 30, 2013. The actual amounts of repayments will be based upon a percentage of the Borrower's overall debt service profile. The Working Capital Tranche will mature on the seventh anniversary of its initial drawdown and is to be repaid in four equal annual installments commencing on September 30 of the fourth calendar year after the first drawdown thereunder.

The Loan Agreement contains representations, warranties and covenants of the Borrower customary to term project/construction loans of this nature including, without limitation, covenants to maintain an Annual Debt Service Cover Ratio (as defined in the Loan Agreement) of 1:1 and restrictions on encumbrances, distributions, disposition of material assets and further indebtedness for borrowed money. In addition, pursuant to the Loan Agreement, the Company has advanced shareholders' equity and subordinated loans to the Borrower totaling DM 45.0 million for Project costs. In the event of Project cost overruns, the Loan Facility provides for a Cost Overrun Tranche of DM
28.0 million. If the Borrower utilizes such tranche, the Company is required to advance on a one to one basis an additional DM 28.3 million to the Borrower in the form of additional shareholders' equity or subordinated loans to cover Project cost overruns. If the aggregate of the aforesaid advance by the Company and the Cost Overrun Tranche are not sufficient to cover Project cost overruns, the Company will be required to provide an additional DM 10.5 million in shareholders' equity or subordinated loans to the Borrower. All amounts advanced to the Borrower by the Company will be subordinated to amounts owing or payable to the Lenders under the Loan Agreement and repayments of amounts advanced in the case of cost overruns will be postponed until the maturity and repayment of the Loan Facility.

The Loan Agreement contains various events of default customary for term project/construction loans of this type which (after expiry of any applicable curative periods) permit the Lenders to accelerate the Loan Facility, including failure to make required payments, failure to comply with the covenants in the Loan Agreement, failure by the Company to comply with its obligations and the Company ceasing, without the prior consent of the Lenders not to be unreasonably withheld, to own directly or indirectly 51% or more of the outstanding voting securities of the Borrower unless a new third party owns at least 51% of the voting securities of the Borrower and assumes all of the Company's obligations to the Lenders.

As at the date hereof, the exchange rate for DM to U.S. dollars was approximately1.8116:1.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibit(s).

Exhibit
Number            Description
-------           -----------

5.1 English Translation of a Loan Agreement in the amount of DM 508,000,000 between Zellstoff- und Papierfabrik Rosenthal GmbH & Co. KG, Blankenstein on the one hand and Bayerische Hypotheken- und Wechsel-Bank Aktiengesellschaft, Munich and Bayerische Vereinsbank Aktiengesellschaft, Munich on the other hand dated July 6, 1998.


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                                  SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                          MERCER INTERNATIONAL INC.

                                          By:   /s/ Jimmy S.H. Lee
                                              ----------------------
                                              Jimmy S.H. Lee
                                              Chairman

Date:   July 16, 1998



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                           MERCER INTERNATIONAL INC.
                                    FORM 8-K

                                 EXHIBIT INDEX

Exhibit
Number            Description
-------           -----------

5.1 English Translation of a Loan Agreement in the amount of DM 508,000,000 between Zellstoff- und Papierfabrik Rosenthal GmbH & Co. KG, Blankenstein on the one hand and Bayerische Hypotheken- und Wechsel-Bank Aktiengesellschaft, Munich and Bayerische Vereinsbank Aktiengesellschaft, Munich on the other hand dated July 6, 1998.